                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Credit Depot Corporation 1993 Stock Option Plan and in the Registration Statement (Form S-3 No. 33-310125) and related Prospectus of Credit Depot Corporation of our report dated August 9, 1996, except for Note 12 which is dated September 25, 1996, with respect to the consolidated financial statements of Credit Depot Corporation included in this Annual Report (Form 10-KSB) for the year ended June 30, 1996.



                                             ERNST & YOUNG LLP

Atlanta, Georgia
September 25, 1996